U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement.

On March 29, 2006, American Capital Strategies, Ltd. ("American Capital" or the "Company") and Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC (collectively, the "Forward Sellers") entered into an Underwriting Agreement with Citigroup Global Markets, Inc., Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., UBS Securities LLC, A.G. Edwards & Sons, Bear, Stearns & Co., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Piper Jaffray & Co., BNP Paribas Securities Corp., Calyon Securities (USA) Inc. and RBC Capital Markets Corporation, as underwriters, relating to the offering and sale of 12,000,000 shares of common stock of the Company, $0.01 par value per share ("Common Stock"), at $35.31 per share (the "Offering Price"). Pursuant to the Underwriting Agreement, the Company also granted the underwriters an option to purchase up to an additional 1,800,000 shares of Common Stock at the Offering Price, less the underwriting discount, to cover over-allotments. Of the aggregate 12,000,000 shares, 8,000,000 shares were offered directly by the Company and 4,000,000 shares were borrowed and sold in the offering by the Forward Sellers. Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC served as representatives of the underwriters. The offering closed on April 4, 2006.

In connection with the offering, American Capital entered into separate Forward Sale Agreements, each dated as of March 29, 2006 (the "Forward Agreements"), with Citigroup Global Markets Inc. and with Wachovia Bank, National Association and its affiliate, Wachovia Capital Markets, LLC, solely as agent for Wachovia Bank, National Association, (collectively, the "Counter-Parties"). Under the terms of the Forward Agreements, the Counter-Parties agreed to buy from the Company a total of 4,000,000 shares of Common Stock, for delivery generally at such times as the Company elects, over the next twelve months. American Capital will physically settle all transactions under the Forward Agreements by delivering shares of Common Stock and the Counter-Parties will deliver the Offering Price less the underwriting discount and certain adjustments upon each settlement.

Citigroup Global Markets, Inc., Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., UBS Securities LLC, A.G. Edwards & Sons, Bear, Stearns & Co., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., Piper Jaffray & Co., BNP Paribas Securities Corp. and RBC Capital Markets Corporation and/or their affiliates have also performed other underwriting, investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. In addition, each of the underwriters and/or their affiliates, may, from time to time, engage in transactions or perform services for the Company in the ordinary course of their business.

On March 19, 2006 and March 30, 2006, American Capital issued press releases announcing the terms of the public offering. A copy of the press releases, the Underwriting Agreement and each of the Forward Agreements are attached hereto as exhibits.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Exhibit

1.0

Underwriting Agreement, dated March 29, 2006, by and among
American Capital Strategies, Ltd., Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC as the Forward Sellers and as representatives of the several underwriters listed on Exhibit A attached thereto.

1.1	Forward Sale Agreement, dated March 29, 2006, by and between American Capital Strategies, Ltd. and Citigroup Global Markets Inc.
1.2

Forward Sale Agreement, dated March 29, 2006, by and among American Capital Strategies, Ltd. and Wachovia Bank, National Association and its affiliate, Wachovia Capital Markets, LLC, solely as agent for Wachovia Bank, National Association.

99.1	Press Release announcing the offering, issued March 19, 2006.
99.2	Press Release announcing the pricing of the offering, issued March 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: April 4, 2006	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel and Secretary